UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018 (June 6, 2018)

TMSR HOLDING LIMITED COMPANY

(Exact name of registrant as specified in charter)

Delaware	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park,

No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

 (Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported by TMSR Holding Company Limited (the “Company”) on May 3, 2018, following a determination by a Hearings Panel of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company’s warrants did not satisfy the minimum 400 round lot shareholder requirement, the Company was notified that Nasdaq had determined to (i) suspend trading in the Company’s warrants on Nasdaq effective with the open of business on May 5, 2018, and (ii) take other necessary action to formally delist the Company’s warrants from Nasdaq. On June 6, 2018, Nasdaq filed a Form 25 with the Securities and Exchange Commission. The formal delisting of the Company’s warrants from Nasdaq will become effective ten days after the Form 25 is filed.

The Company’s warrants were eligible to trade on the OTC Markets system beginning May 5, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR HOLDING COMPANY LIMITED

Date: June 11, 2018	By:	/s/ Jiazhen Li
Jiazhen Li
Co-Chairman

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